Exhibit 10.44

EXECUTION VERSION

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 dated as of June 25, 2004 (this “Amendment”), by and between BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”), ABETTERWAYHOME FINANCE, LLC II (“Finance”) and HOMEBANC FUNDING CORP. II (“Funding” and, together with Finance, the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of April 29, 2004 and as amended by Amendment No. 1 and Joinder dated as of June 7, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

1.1 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “IPO” and “Maximum Purchase Price” in their entirety and replacing them with the following:

“ “IPO” shall mean the successful completion of an initial public offering of the shares of common stock of HomeBanc Corp. to raise a minimum of $300,000,000 in gross proceeds to HomeBanc Corp. and the selling shareholders.”

“ “Maximum Purchase Price” shall mean from the date hereof through and including the date of Seller’s first mortgage-backed securitization after the IPO, $500,000,000. In the event that the IPO yields gross proceeds to HomeBanc Corp. and the selling shareholders of less than $500,000,000, then following the Adjustment Trigger Date, the Buyer may reduce the Maximum Purchase Price in its discretion, provided that if such gross proceeds of the IPO are equal to or greater than $300,000,000, the Maximum Purchase Price shall not be reduced to an amount less than $300,000,000. For the avoidance of doubt, nothing in this Section shall create any commitment by Buyer to enter into any Transaction. The Seller acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.”

1.2 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition of “Adjustment Trigger Date” in its appropriate alphabetical order:

“ “Adjustment Trigger Date” shall mean the earlier of (i) July 31, 2004; and (ii) the date of the Seller’s first mortgage-backed securitization following the IPO.”

SECTION 2. Exhibits. On the date of the IPO, Exhibit VIII to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered and duly authorized officers of the Buyer, Finance and Funding;

(b) Amendment No. 1 to the HomeBanc Guaranty, executed and delivered by duly authorized officers of HomeBanc Corp.; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Each of Finance and Funding hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 5. Fees. The Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 6. Confidentiality. The parties hereto acknowledge that the confidentiality provisions set forth in Section 29 of the Repurchase Agreement shall apply to this Amendment.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 10. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as Buyer

By:	/s/
Name:
Title:

ABETTERWAYHOME FINANCE, LLC II as Seller

By:	/s/ Charles W. McGuire
Name: Charles W. McGuire
Title: Secretary

HOMEBANC FUNDING CORP. II, as Seller

By:	/s/ Charles W. McGuire
Name: Charles W. McGuire
Title: Secretary

EXHIBIT A TO AMENDMENT NO. 1 AND JOINDER

TO MASTER REPURCHASE AGREEMENT

Exhibit VIII

Limited Guarantor’s Officer’s Certificate

I, ___________________, do hereby certify that I am duly elected, qualified and authorized officer of HomeBanc Corp. (the “Limited Guarantor”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Master Repurchase Agreement dated as of April 29, 2004, among Seller and Bear Stearns Mortgage Capital Corporation (the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, the Limited Guarantor is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(i) Maintenance of Tangible Net Worth. The Limited Guarantor has maintained a Tangible Net Worth of not less than $180,000,000 plus 85% of the net proceeds of any issuance of common or preferred shareholder equity after the completion of the IPO.

(ii) Maintenance of Ratio of Total Liabilities to Tangible Net Worth. The Limited Guarantor has maintained the ratio of Total Liabilities to Tangible Net Worth no greater than 18:1.

(iii) Maintenance of Ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth. The Limited Guarantor has maintained the ratio of Adjusted Total Recourse Liabilities to Adjusted Tangible Net Worth no greater than 6:1.

(iv) Maintenance of Liquidity. The Limited Guarantor has maintained, as of the end of each calendar month, Liquidity in an amount not less than $25,000,000.

(v) Maintenance of Net Income. The Limited Guarantor has maintained Net Income (on a consolidated basis) of at least (i) for the calendar quarter ending December 31, 2004, $1.00 and (ii) for every two consecutive calendar quarters thereafter, $2.00.

(vi) No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action the Seller has taken or proposes to take with respect thereto.]

IN WITNESS WHEREOF, I have set my hand this              day of             ,             .

By:
Name:
Title:

[Schedule 1]

[to Officer’s Certificate]